Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

September 30, 2010

TABLE OF CONTENTS

1.	Third Quarter 2010 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	30% Owned Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	22
	Summary of Outstanding Debt and Debt Maturities	23
	Real Estate Status Report	24

12.	Glossary of Terms	25

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2010.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2010 OPERATING RESULTS

ROCKVILLE, Md. (November 3, 2010) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2010.

Financial Results

In the third quarter 2010, Federal Realty generated funds from operations available for common shareholders (FFO) of $58.8 million or $0.95 per diluted share. This compares to FFO of $55.6 million, or $0.92 per diluted share, in third quarter 2009. For the nine months ended September 30, 2010, Federal Realty reported FFO of $177.0 million, or $2.87 per diluted share, compared to $151.0 million, or $2.53 per diluted share for the same nine-month period in 2009.

Net income available for common shareholders was $29.5 million and earnings per diluted share was $0.48 for the quarter ended September 30, 2010 versus $27.3 million and $0.45, respectively, for third quarter 2009. Year-to-date, Federal Realty reported net income available for common shareholders of $89.6 million and earnings per diluted share of $1.45. This compares to net income available for common shareholders of $65.9 million and earnings per diluted share of $1.10 for the nine months ended September 30, 2009.

2009 results include a litigation provision related to a lawsuit involving a property adjacent to Santana Row. Excluding this litigation provision, FFO was $172.0 million, or $2.88 per diluted share for the nine months ended September 30, 2009; net income available for common shareholders was $87.0 million and earnings per diluted share was $1.46.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2010 OPERATING RESULTS

November 3, 2010

Portfolio Results

For third quarter 2010, same-center property operating income was flat compared to third quarter 2009. When redevelopment and expansion properties are included in same-center results, property operating income for third quarter 2010 decreased -0.9% compared to third quarter 2009. For the nine months ended September 30, 2010, same-center property operating income increased 2.2%, and increased 2.6% including redevelopment and expansion properties.

The overall portfolio was 93.9% leased as of September 30, 2010, compared to 94.2% on June 30, 2010 and 94.2% on September 30, 2009. Federal Realty’s same-center portfolio was 94.4% leased on September 30, 2010, compared to 94.7% on June 30, 2010 and 94.4% on September 30, 2009.

During the third quarter of 2010, Federal Realty signed 77 leases for 396,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 349,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 6%. The average contractual rent on this comparable space for the first year of the new leases is $25.17 per square foot, compared to the average contractual rent of $23.83 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 17% for third quarter 2010. As of September 30, 2010, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $22.64 per square foot.

“Our ability to produce consistent results in a continuously challenging economic environment is a true reflection of the stability of our company,” said Don Wood, president and chief executive officer of Federal Realty Investment Trust. “We continue to focus on a low-risk business strategy of producing growth through the smart leasing of our assets, completion of redevelopment projects at excellent risk-adjusted returns, and sourcing acquisitions in our core markets.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.67 per share on its common shares, resulting in an indicated annual rate of $2.68 per share. The regular common dividend will be payable in cash on January 18, 2011 to common shareholders of record on January 3, 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2010 OPERATING RESULTS

November 3, 2010

Guidance

Federal Realty increased its guidance for 2010 FFO per diluted share to a range of $3.85 to $3.87 and 2010 earnings per diluted share guidance of $1.96 to $1.98. The Trust also established guidance for 2011 FFO per diluted share at a range of $3.95 to $4.02 and 2011 earnings per diluted share guidance of $2.02 to $2.09. 2011 guidance reflects record expectations for funds from operations per share.

Primary assumptions in our 2011 FFO per diluted share guidance include:

•	No material changes in portfolio occupancy,

•	A $5 million decrease in lease termination fees, principally driven by a significant decline at Flourtown Shopping Center,

•	Same-store property operating income growth of 1%, despite the significant decline in lease termination fees, and

•	No FFO impact associated with 2011 acquisition activity.

Summary of Other Quarterly Activities and Recent Developments

•

August 16, 2010 – Acquired Huntington Square on Long Island in East Northport, New York for $17.6 million. Huntington Square is a 268,000 square foot community center comprised of 74,000 square feet of multi-tenant gross leasable area leased to national retailers such as Barnes & Noble, Brinker International, Lane Bryant and Chase and shadow-anchored by a 194,000 square foot Sears department store.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2010 earnings conference call, which is scheduled for November 4, 2010, at 1:00 p.m. Eastern Daylight Time. To participate, please call (866) 202-1971 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through December 3, 2010, by dialing (888) 286-8010 and using the passcode 46509598.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2010 OPERATING RESULTS

November 3, 2010

(excluding joint venture properties) was 93.9% leased to national, regional, and local retailers as of September 30, 2010, with no single tenant accounting for more than approximately 2.7% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 43 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 17, 2010, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 17, 2010.

Federal Realty Investment Trust

Summarized Income Statements

September 30, 2010

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share data) (unaudited)
Revenue
Rental income	$130,144	$126,169	$391,892	$379,465
Other property income	2,825	3,714	11,245	9,258
Mortgage interest income	1,095	1,109	3,232	3,683

Total revenue	134,064	130,992	406,369	392,406

Expenses
Rental expenses	27,140	24,367	82,724	78,144
Real estate taxes	15,263	14,485	45,272	43,138
General and administrative	5,844	5,749	17,062	16,170
Litigation provision	60	330	347	21,087
Depreciation and amortization	29,591	28,410	89,701	86,635

Total operating expenses	77,898	73,341	235,106	245,174

Operating income	56,166	57,651	171,263	147,232
Other interest income	18	924	233	1,274
Interest expense	(25,299)	(30,209)	(76,679)	(79,622)
Early extinguishment of debt	—	—	(2,801)	(968)
Income from real estate partnerships	125	473	506	1,074

Income from continuing operations	31,010	28,839	92,522	68,990

Discontinued operations
Discontinued operations - income	—	—	—	218
Discontinued operations - gain on sale of real estate	—	—	1,000	1,298

Results from discontinued operations	—	—	1,000	1,516

Income before gain on sale of real estate	31,010	28,839	93,522	70,506
Gain on sale of real estate	—	—	410	—

Net income	31,010	28,839	93,932	70,506
Net income attributable to noncontrolling interests	(1,370)	(1,406)	(3,958)	(4,172)

Net income attributable to the Trust	29,640	27,433	89,974	66,334
Dividends on preferred shares	(136)	(136)	(406)	(406)

Net income available for common shareholders	$29,504	$27,297	$89,568	$65,928

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.48	$0.45	$1.43	$1.08
Discontinued operations	—	—	0.02	0.03
Gain on sale of real estate	—	—	0.01	—

	$0.48	$0.45	$1.46	$1.11

Weighted average number of common shares, basic	61,215	60,016	61,158	59,264

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.48	$0.45	$1.42	$1.07
Discontinued operations	—	—	0.02	0.03
Gain on sale of real estate	—	—	0.01	—

	$0.48	$0.45	$1.45	$1.10

Weighted average number of common shares, diluted	61,359	60,140	61,297	59,387

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2010

	September 30, 2010	December 31, 2009
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating (including $97,265 and $68,643 of consolidated variable interest entities, respectively)	$3,688,805	$3,626,476
Construction-in-progress	158,060	132,758

	3,846,865	3,759,234
Less accumulated depreciation and amortization (including $3,803 and $3,053 of consolidated variable interest entities, respectively)	(1,011,975)	(938,087)

Net real estate	2,834,890	2,821,147

Cash and cash equivalents	9,174	135,389
Accounts and notes receivable, net	74,443	72,191
Mortgage notes receivable, net	43,828	48,336
Investment in real estate partnerships	51,769	35,633
Prepaid expenses and other assets	113,055	109,613

TOTAL ASSETS	$3,127,159	$3,222,309

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable (including $22,946 and $23,417 of consolidated variable interest entities, respectively) and capital lease obligations	$593,395	$601,884
Notes payable	47,940	261,745
Senior notes and debentures	1,079,854	930,219
Accounts payable and other liabilities	219,094	219,398

Total liabilities	1,940,283	2,013,246

Shareholders’ equity
Preferred shares	9,997	9,997
Common shares and other shareholders’ equity	1,145,499	1,167,340

Total shareholders’ equity of the Trust	1,155,496	1,177,337
Noncontrolling interests	31,380	31,726

Total shareholders’ equity	1,186,876	1,209,063

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,127,159	$3,222,309

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2010

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income (2)	$31,010	$28,839	$93,932	$70,506
Net income attributable to noncontrolling interests	(1,370)	(1,406)	(3,958)	(4,172)
Gain on sale of real estate	—	—	(1,410)	(1,298)
Depreciation and amortization of real estate assets	26,491	25,682	80,375	77,681
Amortization of initial direct costs of leases	2,429	2,196	7,226	7,378
Depreciation of joint venture real estate assets	368	355	1,064	1,046

Funds from operations	58,928	55,666	177,229	151,141
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	247	245	736	729
Income attributable to unvested shares	(197)	(180)	(590)	(494)

FFO	58,842	55,595	176,969	150,970
Litigation provision, net of allocation to unvested shares	59	329	346	21,018

FFO excluding litigation provision	$58,901	$55,924	$177,315	$171,988

FFO per diluted share	$0.95	$0.92	$2.87	$2.53
Litigation provision per diluted share	—	—	0.01	0.35

FFO per diluted share excluding litigation provision	$0.95	$0.92	$2.88	$2.88

Weighted average number of common shares, diluted	61,729	60,511	61,667	59,759

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$20,500	$14,724	$44,224	$54,689
Tenant improvements and incentives	5,290	3,402	11,285	8,479

Total non-maintenance capital expenditures	25,790	18,126	55,509	63,168
Maintenance capital expenditures	7,577	4,306	11,470	7,491

Total capital expenditures	$33,367	$22,432	$66,979	$70,659

Dividends and Payout Ratios
Regular common dividends declared	$41,166	$40,374	$122,169	$117,222

Dividend payout ratio as a percentage of FFO	70%	73%	69%	78%
Dividend payout ratio as a percentage of FFO excluding litigation provision (2)	70%	72%	69%	68%

Notes:

(1)	See Glossary of Terms.
(2)	Net income includes certain costs related to the litigation and appeal process over a parcel of land adjacent to Santana Row; net income for the nine months ended September 30, 2009 also includes a $20.6 million charge for increasing the accrual for such litigation matter. We believe FFO excluding this litigation provision provides a more meaningful evaluation of operations, and therefore, have included FFO and FFO per share excluding the related charges.

Federal Realty Investment Trust

Market Data

September 30, 2010

	September 30,
	2010	2009
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	61,451	61,176
Market price per common share	$81.66	$61.37

Common equity market capitalization	$5,018,089	$3,754,371

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,028,089	$3,764,371

Total debt (3)	1,721,189	2,042,217

Total market capitalization	$6,749,278	$5,806,588

Total debt to market capitalization at then current market price	26%	35%

Total debt to market capitalization at constant common share price of $61.37	31%	35%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	98%	81%
Variable rate debt	2%	19%

	100%	100%

Notes:

(1)	Amounts do not include 369,260 and 371,260 Operating Partnership Units outstanding at September 30, 2010 and 2009, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $17.3 million and $24.4 million which is the Trust’s 30% share of the total mortgages payable of $57.6 million and $81.2 million at September 30, 2010 and 2009, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes the $8.8 million mortgage loan on our Newbury Street Partnership for which we are the lender.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2010

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$95,035	$93,312	$284,266	$280,084
Residential (2)	5,475	5,301	16,125	15,918
Cost reimbursements	26,039	24,304	81,184	74,277
Percentage rents	1,313	1,164	3,778	3,811
Other	2,282	2,088	6,539	5,375

Total rental income	$130,144	$126,169	$391,892	$379,465

Notes:

(1)	Minimum rents include $1.1 million and $1.3 million for the three months ended September 30, 2010 and 2009, respectively, and $3.6 million and $3.9 million for the nine months ended September 30, 2010 and 2009, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million the three months ended September 30, 2010 and 2009, and $1.3 million and $1.1 million for the nine months ended September 30, 2010 and 2009, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Bethesda Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2010

	Stated maturity date	Stated interest rate as of September 30, 2010	Balance as of September 30, 2010		Weighted average effective rate at September 30, 2010 (h)
			(in thousands)
Mortgages Payable (a)
Secured fixed rate
Federal Plaza	06/01/11	6.75%	$32,059
Tysons Station	09/01/11	7.40%	5,761
Courtyard Shops	07/01/12	6.87%	7,348
Bethesda Row	01/01/13	5.37%	19,994
Bethesda Row	02/01/13	5.05%	4,199
White Marsh Plaza (b)	04/01/13	6.04%	9,651
Crow Canyon	08/11/13	5.40%	20,503
Idylwood Plaza	06/05/14	7.50%	16,608
Leesburg Plaza	06/05/14	7.50%	28,898
Loehmann’s Plaza	06/05/14	7.50%	37,368
Pentagon Row	06/05/14	7.50%	53,643
Melville Mall (c)	09/01/14	5.25%	23,254
THE AVENUE at White Marsh	01/01/15	5.46%	58,093
Barracks Road	11/01/15	7.95%	40,053
Hauppauge	11/01/15	7.95%	15,099
Lawrence Park	11/01/15	7.95%	28,390
Wildwood	11/01/15	7.95%	24,954
Wynnewood	11/01/15	7.95%	28,932
Brick Plaza	11/01/15	7.42%	29,589
Rollingwood Apartments	05/01/19	5.54%	23,648
Shoppers’ World	01/31/21	5.91%	5,628
Mount Vernon (d)	04/15/28	5.66%	11,029
Chelsea	01/15/31	5.36%	7,833

Subtotal			532,534
Net unamortized discount			(445)

Total mortgages payable			532,089		6.98%

Notes payable
Unsecured fixed rate
Various (e)	Various thru 2013	3.61%	11,540
Unsecured variable rate
Revolving credit facility (f)	07/27/11	LIBOR + 0.425%	27,000
Escondido (Municipal bonds) (g)	10/01/16	0.39%	9,400

Total notes payable			47,940		1.55	% (i)

Senior notes and debentures
Unsecured fixed rate
4.50% notes	02/15/11	4.50%	75,000
6.00% notes	07/15/12	6.00%	175,000
5.40% notes	12/01/13	5.40%	135,000
5.95% notes	08/15/14	5.95%	150,000
5.65% notes	06/01/16	5.65%	125,000
6.20% notes	01/15/17	6.20%	200,000
5.90% notes	04/01/20	5.90%	150,000
7.48% debentures	08/15/26	7.48%	29,200
6.82% medium term notes	08/01/27	6.82%	40,000

Subtotal			1,079,200
Net unamortized premium			654

Total senior notes and debentures			1,079,854		5.95%

Capital lease obligations
Various	Various through 2106	Various	61,306		6.94%

Total debt and capital lease obligations			$1,721,189

Total fixed rate debt and capital lease obligations			$1,684,789	98%	6.30%
Total variable rate debt			36,400	2%	0.83	% (i)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,721,189	100%	6.18	% (i)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.08x	2.67x	3.03x	2.94x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.08x	2.67x	3.01x	2.92x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	3.08x	2.66x	3.02x	2.69x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	3.08x	2.66x	3.01x	2.68x

Notes:

(a)	Mortgage loans do not include our 30% share ($17.3 million) of the $57.6 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes the $8.8 million mortgage loan on our Newbury Street Partnership for which we are the lender.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The interest rate of 3.61% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.
(f)	The maximum amount drawn under our revolving credit facility for the three and nine months ended September 30, 2010 was $42.0 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 0.73% for the three and nine months ended September 30, 2010.
(g)	The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.
(h)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note i.
(i)	The weighted average effective interest rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $27.0 million balance on September 30, 2010.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a $1.4 million and $1.3 million gain on sale for the nine months ended September 30, 2010 and 2009, respectively. Fixed charges include $2.8 million of early extinguishment of debt for the nine months ended September 30, 2010 due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Fixed charges include a $1.0 million net loss on early extinguishment of debt for the nine months ended September 30, 2009, primarily related to the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(k)	Adjusted to exclude $0.1 million and $0.3 million litigation provision charge for the three months ended September 30, 2010 and 2009, respectively, and $0.3 million and $21.1 million litigation provision charge for the nine months ended September 30, 2010 and 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2010

DEBT MATURITIES

(in thousands)
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
2010	$2,761	$—		$2,761		0.2%	0.2%	—
2011	12,438	139,252	(1)	151,690		8.8%	9.0%	4.5	%(4)
2012	12,691	191,916		204,607		11.9%	20.9%	5.8%
2013	11,853	196,893		208,746		12.1%	33.0%	5.5%
2014	10,225	297,864		308,089		17.9%	50.9%	6.9%
2015	6,858	198,391		205,249		11.9%	62.8%	7.3%
2016	2,902	134,400		137,302		8.0%	70.8%	5.4%
2017	3,110	200,000		203,110		11.8%	82.6%	6.1%
2018	3,321	—		3,321		0.2%	82.8%	—
Thereafter	53,067	243,038		296,105		17.2%	100.0%	6.4%

Total	$119,226	$1,601,754		$1,720,980	(2)	100.0%

Notes:

(1)	Our $300 million revolving credit facility matures on July 27, 2011. As of September 30, 2010, there was $27.0 million outstanding on our revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2010.
(3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(4)	The weighted average rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2010

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2010 (3)
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and two additional ground level retail spaces.	10%	$14	$12
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	18%	$7	$5
Barracks Road	Charlottesville, VA	Expansion of Bed, Bath and Beyond and creation of two additional small shop spaces, utilizing vacant anchor space.	10%	$3	$3
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$1
Langhorne	Levittown, PA	Pad site addition	15%	$1	$1
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	14%	$1	$0

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			12%	$28	$22

Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$44	$35
Laurel	Laurel, MD	Pad preparation for new fitness operator, replacing theater and small shop space. Reconfigure parking lot entrance.	8%	$9	$0
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space.	9%	$3	$2
Atlantic Plaza (JV Property) (6)	North Reading, MA	Property improvements, including façade renovation, in preparation for new lease with grocery store	12%	$1	$0

			6%	$57	$37

Total: Projects Anticipated to Stabilize in 2010 and 2011 (3) (4) (5)			8%	$85	$59

Potential future redevelopment pipeline includes (6):

Property	Location	Opportunity
Assembly Row	Somerville, MA	Potential substantial transit oriented mixed-use development
Assembly Square Marketplace	Somerville, MA	Pad site addition
Bala Cynwyd	Bala Cynwyd, PA	Potential redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Brick Plaza	Brick, NJ	Pad site opportunity
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Fresh Meadows	Queens, NY	Potential conversion of 2nd floor office space to retail
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Santana Row	San Jose, CA	109 unit residential building under construction; expected to stabilize in 2012
Shoppers’ World	Charlottesville, VA	Co-terminus leases create potential for remerchandising and reconfiguration of retail spaces
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA

Notes:
(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management’s estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	ROI and costs for Atlantic Plaza reflect our 30% JV interest in the costs and revenue associated with the redevelopment.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006/2008	$199,735	$25,224	520,000	96%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Apple Computer
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,648		332,000	100%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,365		36,000	85%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,307		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,589	32,059	248,000	87%			TJ Maxx / Micro Center / Ross / Trader Joe’s
Friendship Center		Washington, DC-MD-VA	2001	33,451		119,000	100%			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,627		209,000	78%			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,931	16,608	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,569		388,000	86%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,509	28,898	236,000	96%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,635	37,368	268,000	97%	58,000	Giant Food	Bally Total Fitness / Loehmann’s Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	47,267		309,000	75%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	78,179	11,029	565,000	95%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,973		92,000	95%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,508		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	88,645	53,643	296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,509		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,582		248,000	63%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,218		182,000	96%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,117	23,648	N/A	97%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,451		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	20,387		112,000	89%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,728	5,761	49,000	100%			Trader Joe’s
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	53,014	6,318	255,000	99%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,970	24,954	85,000	97%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		996,914		5,206,000	92%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,512		267,000	95%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,591		282,000	99%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,752		267,000	94%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	12,003		111,000	91%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,748		166,000	48%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	20,201		219,000	94%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,182	28,390	353,000	98%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,018		285,000	88%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,429		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,006		216,000	89%			Barnes & Noble / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	37,259	28,932	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		265,701		2,545,000	91%

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,643		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	65,151	20,503	242,000	89%	58,000	Lucky	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	29,027		222,000	99%			TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	95%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,500		23,000	100%
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	37,701		153,000	75%			DSW / L.A. Fitness / Fresh & Easy
Kings Court	(6)	San Jose, CA	1998	11,600		79,000	97%	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,461		96,000	99%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	545,355		592,000	98%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre / Hotel Valencia

Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	77,955		209,000	99%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,748		645,000	95%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross / Michaels
150 Post Street		San Francisco, CA	1997	37,842		101,000	97%			Brooks Brothers / H & M

		Total California		990,952		2,482,000	95%

New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	58,046	29,589	409,000	98%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,103		46,000	93%			Midway Theatre
Fresh Meadows		New York, NY	1997	69,846		405,000	97%			Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,899	15,099	133,000	99%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,661		292,000	99%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,075		74,000	89%			Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,879	23,254	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,964	49,050	499,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	25,337		207,000	88%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		411,810		2,313,000	97%

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)

New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2009	189,755		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,486	7,833	222,000	100%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	32,683		244,000	93%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	143,596		218,000	91%	50,000	Roche Brothers Supermarkets	CVS
Newbury Street	(10)	Boston-Cambridge-Quincy, MA-NH	2010	17,171		32,000	42%			Pierre Deux / Jonathan Adler
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,658		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,635		170,000	92%	55,000	Super Stop & Shop	Kmart

	(11)	Total New England		435,181		1,383,000	96%

Baltimore
Governor Plaza		Baltimore, MD	1985	24,099		267,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	27,128		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(12)	Baltimore, MD	2007	95,328	58,093	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,569		53,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,021	9,651	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,860		49,000	100%

		Total Baltimore		228,005		1,148,000	99%

Chicago
Crossroads		Chicago, IL	1993	26,461		168,000	95%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,841		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,155		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	14,047		129,000	89%	77,000	Dominick’s

		Total Chicago		84,504		752,000	96%

South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	39,621	7,348	130,000	88%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	54,826		178,000	94%	44,000	Winn Dixie	CVS

		Total South Florida		94,447		308,000	91%

Other
Barracks Road		Charlottesville, VA	1985	49,558	40,053	486,000	98%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,003		269,000	84%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,362		153,000	100%			Stein Mart / Trader Joe’s
Gratiot Plaza		Detroit, MI	1973	18,887		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	64,020		196,000	83%			Hotel Valencia / Walgreens
Lancaster	(13)	Lancaster, PA	1980	12,570	4,907	107,000	100%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	30,200	5,628	169,000	94%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	77,471		476,000	87%	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		321,040		2,109,000	93%

Grand Total	(11)			$3,828,554	$593,840	18,246,000	94%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	The Trust has an 85% ownership interest in the property which is accounted for on the equity method.
(11)	Aggregate information is calculated on a GLA weighted-average basis, excluding properties acquired through the Taurus Newbury Street JV II Limited Partnership.
(12)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(13)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2010

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2010	75	100%	349,489	$25.17	$23.83	$467,613	6%	17%	7.1	$6,199,555	$17.74
2nd Quarter 2010	80	100%	307,567	$27.62	$26.64	$301,098	4%	13%	7.4	$4,431,806	$14.41
1st Quarter 2010	69	100%	307,962	$29.19	$25.11	$1,255,084	16%	27%	6.5	$6,919,627	$22.47
4th Quarter 2009	82	100%	360,218	$27.58	$26.64	$337,501	4%	13%	7.0	$4,550,199	$12.63

Total - 12 months	306	100%	1,325,236	$27.33	$25.54	$2,361,296	7%	17%	7.0	$22,101,187	$16.68

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2010	29	39%	132,033	$27.10	$25.79	$172,909	5%	16%	8.2	$6,089,555	$46.12
2nd Quarter 2010	31	39%	149,562	$25.01	$23.20	$270,375	8%	16%	9.4	$4,409,306	$29.48
1st Quarter 2010	29	42%	157,619	$23.00	$20.98	$318,458	10%	17%	8.9	$6,828,877	$43.33
4th Quarter 2009	32	39%	176,966	$24.89	$24.77	$20,465	0%	10%	10.6	$4,328,199	$24.46

Total - 12 months	121	40%	616,180	$24.91	$23.64	$782,207	5%	14%	9.4	$21,655,937	$35.15

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2010	46	61%	217,456	$23.99	$22.64	$294,704	6%	18%	6.3	$110,000	$0.51
2nd Quarter 2010	49	61%	158,005	$30.09	$29.90	$30,723	1%	11%	5.8	$22,500	$0.14
1st Quarter 2010	40	58%	150,343	$35.67	$29.44	$936,626	21%	35%	4.9	$90,750	$0.60
4th Quarter 2009	50	61%	183,252	$30.17	$28.44	$317,036	6%	16%	4.1	$222,000	$1.21

Total - 12 months	185	60%	709,056	$29.43	$27.20	$1,579,089	8%	20%	5.3	$445,250	$0.63

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2010	77	395,649	$24.44	7.3	$8,891,735	$22.47
2nd Quarter 2010	82	318,931	$28.20	7.5	$5,978,306	$18.74
1st Quarter 2010	72	317,932	$28.62	6.5	$6,996,698	$22.01
4th Quarter 2009	89	396,709	$27.12	7.4	$4,900,788	$12.35

Total - 12 months	320	1,429,221	$26.95	7.2	$26,767,527	$18.73

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2010

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	62,000	1%	$12.50	193,000	3%	$25.66	255,000	1%	$22.46
2011	725,000	8%	$14.58	980,000	13%	$29.42	1,705,000	10%	$23.11
2012	995,000	10%	$13.25	1,189,000	16%	$30.69	2,184,000	13%	$22.74
2013	1,042,000	11%	$15.45	1,012,000	13%	$32.71	2,054,000	12%	$23.95
2014	1,378,000	14%	$16.07	866,000	12%	$33.81	2,243,000	13%	$22.93
2015	826,000	9%	$13.94	939,000	13%	$29.59	1,766,000	10%	$22.25
2016	610,000	6%	$16.89	668,000	9%	$30.49	1,277,000	8%	$24.02
2017	620,000	6%	$17.28	442,000	6%	$29.98	1,062,000	6%	$22.57
2018	657,000	7%	$11.66	298,000	4%	$34.70	955,000	6%	$18.85
2019	487,000	5%	$17.41	239,000	3%	$39.46	726,000	4%	$24.67
Thereafter	2,197,000	23%	$17.18	635,000	8%	$36.49	2,833,000	17%	$21.50

Total (3)	9,599,000	100%	$15.54	7,461,000	100%	$31.76	17,060,000	100%	$22.64

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2010	37,000	0%	$12.11	160,000	2%	$24.69	196,000	1%	$22.44
2011	278,000	3%	$12.43	583,000	8%	$28.88	861,000	5%	$23.57
2012	172,000	2%	$13.47	676,000	9%	$30.95	849,000	5%	$27.37
2013	156,000	2%	$15.34	500,000	7%	$33.20	656,000	4%	$28.95
2014	205,000	2%	$9.64	517,000	7%	$36.00	722,000	4%	$28.52
2015	109,000	1%	$20.24	539,000	7%	$29.57	648,000	4%	$28.00
2016	182,000	2%	$19.92	482,000	7%	$30.37	663,000	4%	$27.54
2017	152,000	1%	$25.03	534,000	7%	$31.49	686,000	4%	$30.06
2018	290,000	3%	$14.79	447,000	6%	$36.52	737,000	4%	$27.97
2019	353,000	4%	$19.06	330,000	4%	$34.82	684,000	4%	$26.64
Thereafter	7,665,000	80%	$15.39	2,693,000	36%	$31.51	10,358,000	61%	$19.58

Total (3)	9,599,000	100%	$15.54	7,461,000	100%	$31.76	17,060,000	100%	$22.64

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2010.
(3)	Represents occupied square footage as of September 30, 2010.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2010

Overall Portfolio Statistics (1)

	At September 30, 2010			At September 30, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,246,000	17,139,000	93.9%	18,164,000	17,110,000	94.2%
Residential Properties (3) (units)	903	874	96.8%	903	840	93.0%

Same Center Statistics (1)

	At September 30, 2010			At September 30, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	17,535,000	16,550,000	94.4%	17,537,000	16,557,000	94.4%
Residential Properties (3) (units)	903	874	96.8%	903	840	93.0%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, The Crest at Congressional and the residential rental units at Santana Row and Bethesda Row.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2010

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent (4)	Tenant GLA		Percentage of Total GLA (4)	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$10,236,000		2.65%	658,000		3.61%	15
2	Ahold USA, Inc.	$8,820,000		2.28%	592,000		3.24%	11
3	TJX Companies	$7,677,000		1.99%	540,000		2.96%	15
4	Safeway, Inc.	$6,971,000		1.81%	481,000		2.64%	9
5	Gap, Inc.	$6,737,000		1.74%	220,000		1.21%	11
6	CVS Corporation	$6,357,000		1.65%	205,000		1.12%	18
7	Barnes & Noble, Inc.	$5,370,000		1.39%	230,000		1.26%	9
8	L.A. Fitness International LLC	$4,283,000		1.11%	222,000		1.22%	5
9	OPNET Technologies, Inc.	$3,866,000		1.00%	83,000		0.45%	2
10	Best Buy Stores, L.P.	$3,502,000		0.91%	99,000		0.54%	3
11	Staples, Inc.	$3,429,000		0.89%	187,000		1.02%	9
12	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,306,000		0.86%	70,000		0.38%	15
13	DSW, Inc	$3,294,000		0.85%	125,000		0.69%	5
14	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,227,000		0.84%	338,000		1.85%	7
15	Bank of America, N.A.	$3,096,000		0.80%	68,000		0.37%	20
16	Ross Stores, Inc.	$2,842,000		0.74%	148,000		0.81%	5
17	Home Depot, Inc.	$2,832,000		0.73%	335,000		1.84%	4
18	Kohl’s Corporation	$2,793,000		0.72%	322,000		1.76%	3
19	Wakefern Food Corporation	$2,783,000		0.72%	136,000		0.75%	2
20	Bally Total Fitness Corporation	$2,618,000		0.68%	156,000		0.85%	5
21	Great Atlantic & Pacific Tea Co	$2,517,000		0.65%	217,000		1.19%	4
22	Container Store, Inc.	$2,496,000		0.65%	52,000		0.28%	2
23	A.C. Moore, Inc.	$2,483,000		0.64%	141,000		0.77%	6
24	Dress Barn, Inc.	$2,379,000		0.62%	103,000		0.56%	14
25	AMC Entertainment Inc.	$2,378,000		0.62%	166,000		0.91%	4

	Totals - Top 25 Tenants	$106,292,000		27.54%	5,894,000		32.28%	203

	Total: (1)	$386,178,000	(2)		18,246,000	(3)		1,739

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2010.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2010

	2010 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$126	$127
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(1)	(1)
Depreciation and amortization of real estate & joint venture real estate assets	109	109
Amortization of initial direct costs of leases	9	9

Funds from operations	237	239
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	237	238
Litigation provision (2)	1	1

FFO excluding litigation provision	$238	$239

Weighted average number of common shares, diluted	61.7	61.7

FFO per diluted share	$3.84	$3.86
Litigation provision	0.01	0.01

FFO per diluted share excluding litigation provision	$3.85	$3.87

	2011 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$131	$135
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	—	—
Depreciation and amortization of real estate & joint venture real estate assets	111	111
Amortization of initial direct costs of leases	9	9

Funds from operations	245	250
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	$245	$249

Weighted average number of common shares, diluted	61.9	61.9

FFO per diluted share	$3.95	$4.02

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount represents a charge for litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and appeal process.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture

September 30, 2010

CONSOLIDATED INCOME STATEMENTS

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Revenues
Rental income	$4,499	$4,377	$13,637	$13,832
Other property income	11	650	51	691

	4,510	5,027	13,688	14,523
Expenses
Rental	741	734	2,894	2,646
Real estate taxes	581	589	1,770	1,661
Depreciation and amortization	1,259	1,278	3,771	3,764

	2,581	2,601	8,435	8,071

Operating income	1,929	2,426	5,253	6,452
Interest expense	(849)	(1,131)	(2,551)	(3,396)

Net income	$1,080	$1,295	$2,702	$3,056

CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(in thousands)
ASSETS
Real estate, at cost	$205,205	$203,122
Less accumulated depreciation and amortization	(23,044)	(19,365)

Net real estate	182,161	183,757
Cash and cash equivalents	3,291	2,959
Other assets	7,607	6,853

TOTAL ASSETS	$193,059	$193,569

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$57,634	$57,780
Other liabilities	5,812	6,101

Total liabilities	63,446	63,881
Partners’ capital	129,613	129,688

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$193,059	$193,569

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture

September 30, 2010

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of September 30, 2010		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado	07/05/14	5.77	% (a)	$12,749
Atlantic Plaza	12/01/14	5.12	% (b)	10,500
Barcroft Plaza	07/01/16	5.99	% (b)(c)	20,785
Greenlawn Plaza	07/01/16	5.90	% (b)	13,600

	Total Fixed Rate Debt			$57,634

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2010	$50	$—	$50	0.1%	0.1%
2011	208	—	208	0.4%	0.5%
2012	220	—	220	0.4%	0.9%
2013	233	—	233	0.4%	1.3%
2014	142	22,396	22,538	39.1%	40.4%
2015	—	—	—	0.0%	40.4%
2016	—	34,385	34,385	59.6%	100.0%

Total	$853	$56,781	$57,634	100.0%

Notes:

(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - 30% Owned Joint Venture

September 30, 2010

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,225	$20,785	101,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,888		279,000	88%	73,000	Giant Food	TJ Maxx / Ross/ Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,490	12,749	96,000	93%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,603		476,000	89%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,020	13,600	106,000	99%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		20,020		106,000	99%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,324	10,500	123,000	91%			Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,212		117,000	94%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,046		129,000	92%	38,000	Foodmaster	Marshalls

	Total New England		63,582		369,000	92%

Grand Totals			$205,205	$57,634	951,000	91%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss attributable to the Trust plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income attributable to the Trust to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2010 and 2009 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Net income attributable to the Trust	$29,640	$27,433	$89,974	$66,334
Depreciation and amortization	29,591	28,410	89,701	86,635
Interest expense	25,299	30,209	76,679	79,622
Early extinguishment of debt	—	—	2,801	968
Other interest income	(18)	(924)	(233)	(1,274)

EBITDA	84,512	85,128	258,922	232,285
Gain on sale of real estate	—	—	(1,410)	(1,298)

Adjusted EBITDA	$84,512	$85,128	$257,512	$230,987

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.